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                                                                 Exhibit 21.0

                                SUBSIDIARIES OF
                        CLAREMONT TECHNOLOGY GROUP, INC.


     CLAREMONT TECHNOLOGY GROUP CANADA, INC.

     CLAREMONT TECHNOLOGY GROUP (U.K.) LIMITED

     GUNFORD LIMITED
     (CLAREMONT TECHNOLOGY (IRELAND) LIMITED)

     CLAREMONT RETIREMENT TECHNOLOGIES, INC.